Praxair, Inc. and Subsidiaries
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                                                                   EXHIBIT 21.01

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
                                                               Place of
                                                             Incorporation
Accent Cay Holdings Inc.                                      British Virgin Island
Adirondack Insurance Company                                  Vermont
Agas Servizi S.r.l.                                           Italy
Amko Service Company                                          Ohio
Asian Surface Technologies Pte. Ltd.                          Singapore
Beijing Praxair Huashi Carbon Dioxide Co., Ltd.               China
Carbonatos Andinos S.A.                                       Argentina
Carborio Industria E. Comercio Ltda.                          Brazil
Catalana de Gases Medicinales S.L.                            Spain
CBI Comercio e Participacoes Ltda.                            Brazil
CBI Investments, Inc.                                         Delaware
CBI Terminal Company                                          Delaware
Chameleon Finance Company B.V.                                The Netherlands
CILBRAS - Empresa Brasileira de Cilindros Ltda.               Brazil
Coatec Gesellschaft Fur Oberflachentechnik GmbH               Germany
Companhia Nacional de Carbureto                               Brazil
Companhia Nacional de Oxigenio S.A.                           Portugal
Cryo Teruel S.A.                                              Portugal
Domolife S.r.l.                                               Italy
Dryce Italia S.r.l.                                           Italy
Emigas Servizi S.r.l.                                         Italy
Euro Cantley S.A.                                             Colombia
Euro Silver S/A                                               Uruguay
Euro Vitoria S/A                                              Uruguay
Fabrica de Oxigeno Miller Hermanos, S.A.                      Costa Rica
Gases de Ensenada S/A                                         Argentina
GASOX - Goias Oxigenio Ltda.                                  Brazil
Gas Tech, Incorporated                                        Illinois
Glace Seche Quebec Inc.                                       Canada
Groupo Praxair S.A. de C.V.                                   Mexico
Hielo Secco S.A.                                              Bolivia
Ibis Investments,Inc.                                         Delaware
Igas Servizi S.r.l.                                           Italy
IMOX Industria E Comercio Ltda.                               Brazil
Indugas S.A.                                                  France
Innovative Membrane Systems, Inc.                             Delaware
International Cryogenic Equipment Corporation                 Delaware
Julio Pastafiglia & Cia. S.A.                                 Argentina
Kelvin Finance Company                                        Ireland
Korea Liquid Carbonic Co., Ltd.                               Korea
L. Clausen & CIA. SRL                                         Uruguay
Liquid Carbonic Corporation                                   Delaware
Liquid Carbonic Del Paraguay S.A.                             Paraguay
Liquid Carbonic do Ceara Ltd.                                 Brazil
Liquid Carbonic Do Nordeste, S.A.                             Brazil
Liquid Carboinc Industrias S.A.                               Brazil
Liquid Carbonic LNG International, Inc.                       Delaware
Liquid Carbonic Noroeste Ltda.                                Brazil
Liquid Carbonic of Oklahoma, Inc.                             Oklahoma
Liquid Carbonico Colombiana S.A.                              Colombia
Liquid Quimica Mexicana, S.A.       de C.V.                   Mexico
Liquid Quimica S.A.                                           Brazil
Maxima Air Separation Center Limited                          Israel

                                                                   EXHIBIT 21.01
                                                                       (cont'd.)

                                                              Place of
                                                            Incorporation

Medigas Iberica S.A.                                          Spain
Miller Hermanos S.A.                                          Costa Rica
Monte Bravo S.A.                                              Uruguay
Nitropet, S.A.                                                Mexico
Oak Brook International Insurance Co. Ltd.                    Bermuda
Old Danford S.A.                                              Uruguay
Operadora Perinorte, S.A. de C.V.                             Mexico
Oxigenos de Colombia Efese S.A.                               Colombia
Oxigenus S.A.                                                 Spain
Oximesa S.A.                                                  Spain
Oximinas Ltda.                                                Brazil
P. T. Praxair Indonesia                                       Indonesia
Praxair (China) Invesment Co., Ltd.                           China
Praxair (Nanjing) Carbon Dioxide Co. Ltd.                     China
Praxair (Shanghai) Co., Ltd.                                  China
Praxair (Yueyang) Co., Ltd.                                   China
Praxair Asia, Inc.                                            Delaware
Praxair Argentina, S.A.                                       Argentina
Praxair Australia Pty. Ltd.                                   Australia
Praxair B.V.                                                  The Netherlands
Praxair Belize, Ltd.                                          Belize
Praxair Bolivia, S.A.                                         Bolivia
Praxair Canada Inc.                                           Canada
Praxair Carbondioxide Private Limited                         India
Praxair Chemax Semiconductor Materials Co.                    Taiwan
Praxair Chile S.A.                                            Chile
Praxair Comercio e Participacos Ltda.                         Brazil
Praxair Costa Rica, S.A.                                      Costa Rica
Praxair Deer Park Cogen, Inc.                                 Delaware
Praxair Distribution, Inc.                                    Delaware
Praxair Distribution Southeast, LLC                           Delaware
Praxair Ecuador S.A.                                          Ecuador
Praxair Energy Resources, Inc.                                Delaware
Praxair Energy Services, Inc.                                 Delaware
Praxair Espana, S.L.                                          Spain
Praxair Foreign Sales Corporation                             Virgin Islands
Praxair G.m.b.H.                                              Germany
Praxair Gmbh & Co., KG                                        Germany
Praxair Holding Espana S.L.                                   Spain
Praxair Holding N.V.                                          Belgium
Praxair Holdings International, Inc.                          Delaware
Praxair Hydrogen Supply, Inc.                                 Delaware
Praxair Iberica, S.A.                                         Spain
Praxair India Private Limited                                 India
Praxair Iwatani Electronics Gases Co.                         Japan
Praxair K.K.                                                  Japan
Praxair Korea Company Limited                                 Republic South Korea
Praxair Mexico, S.A. de C.V.                                  Mexico
Praxair Martime Company                                       Canada
Praxair-Ozone, Inc.
Praxair N.V.                                                  Belgium
Praxair Pacific Limited                                       Mauritius
Praxair PC Partnership                                        Canada
Praxair Polska, SP. Z O.O                                     Poland
Praxair Paraguay S.R.L.                                       Paraguay

                                                                   EXHIBIT 21.01
                                                                       (cont'd.)

                                                              Place of
                                                           Incorporation

Praxair Peru S.A.                                             Peru
Praxair Produccion Espana, S.A.                               Spain
Praxair Production N.V.                                       Belgium
Praxair Puerto Rico, Inc.                                     Delaware
Praxair S.A.                                                  France
Praxair S.p.A.                                                Italy
Praxair S. T. Technology, Inc.                                Delaware
Praxair Services et Systemes S.A.                             France
Praxair Services G.m.b.H.                                     Germany
Praxair Shanghai Meishan Inc.                                 China
Praxair Surface Technologies A/S                              Denmark
Praxair Surface Technologies Espana S.A.                      Spain
Praxair Surface Technologies (Europe) S.A.                    Switzerland
Praxair Surface Technologies G.m.b.H.                         Germany
Praxair Surface Technologies, Inc.                            Delaware
Praxair Surface Technologies K.K.                             Japan
Praxair Surface Technologies Limited                          United Kingdom
Praxair Surface Technologies Mexico, S.A. de C.V.             Mexico
Praxair Surface Technologies Pte. Ltd.                        Singapore
Praxair Surface Technologies S.A.                             France
Praxair Surface Technologies S.p.A.                           Italy
Praxair Technology, Inc.                                      Delaware
Praxair (Thailand) Company, Ltd.                              Thailand
Praxair Uruguay S/A                                           Uruguay
Praxair Venezuela, S.A.                                       Venezuela
Precigas Gases Industriais S.A.                               Brazil
Production Praxair Canada Inc.                                Canada
Products Especiales Quimicos, S.A.                            Mexico
PST Fluoropolymer S.p.A.                                      Italy
Quimica Industrial Bara Do Pirai S.A.                         Brazil
Rapidox Gases Industriais Ltda.                               Brazil
Rivoira S.p.A.                                                Italy
S. A. White Martins                                           Brazil
Servicios Energeticos Chile S.A.                              Chile
Shanghai Praxair-Yidian, Inc.                                 China
Smaltirvia S.p.A.                                             Italy
Susano Carbonato De Calcio Ltda.                              Brazil
Tianjin Praxair Inc.                                          China
Topaz Consultoria S.A.                                        Uruguay
Transportes Flamingo S/A                                      Peru
Treffers Precision, Inc.                                      Arizona
UCISCO Canada Inc.                                            Canada
UCISCO, Inc.                                                  Texas
Unigases Comercial Ltda.                                      Brazil
Wall Chemicals, Inc.                                          Illinois
Westair Cryogenics Company                                    Delaware
White Martins & White Martins Comercio e Servicos             Portugal
White Martins Administracao, Investimentos e
  Fomento Comercial Ltda.                                     Brazil
White Martins de Camacari S.A.                                Bahia
White Martins e Companhia Comercio e Servicos                 Brazil
White Martins Gases Industriais do Nordeste S.A.              Brazil
White Martins Gases Industriais do Norte S.A.                 Brazil
White Martins Gases Industriais S.A.                          Brazil
White Martins Soldagem Ltda.                                  Brazil

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